EXHIBIT 23(b)





INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Chartwell Re Corporation on Form S-8 of our report dated February 2, 1996 appearing in the Annual Report on Form 10-K of Chartwell Re Corporation for the year ended December 31, 1995 and to the reference to us under Item 5 "Interests of Named Experts and Counsel" in the Prospectus, which is part of this Registration Statement.



DELOITTE & Touche LLP

Parsippany, New Jersey
September 11, 1996